Exhibit 1.02

Maxwell Technologies, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2013
This Conflict Minerals Report (“Report”) for the year ended December 31, 2013 has been prepared in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). Certain terms in this Report are defined in Rule 13p-1, and the reader is referred to this Rule and to Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for these definitions.
Conflict Minerals, as defined under Rule 13p-1, include tin, tantalum, tungsten or gold, or their derivatives. Maxwell Technologies, Inc. ("Maxwell" or the "Company") manufactures, or contracts to manufacture, the following High Reliability products containing Conflict Minerals necessary to the functionality or production of the products:

•
Ultracapacitors, which are energy storage devices providing highly reliable energy storage and power delivery solutions for applications in multiple industries, including transportation, automotive, information technology, renewable energy and industrial electronics;

•
High-Voltage Capacitors, including grading and coupling capacitors and capacitive voltage dividers that are used to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy; and

•	Radiation-Hardened Microelectronic Products, including single board computers and components incorporating Maxwell’s proprietary technology that enables them to perform reliably in space.
In accordance with Rule 13p-1, Maxwell undertook due diligence to determine the source and chain of custody of Conflict Minerals necessary to the production or functionality of its products. In conducting its due diligence, Maxwell applied the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. The objective of this due diligence is to determine whether Conflict Minerals originated in the Democratic Republic of the Congo or an Adjoining Country (collectively defined as the “Covered Countries”), and if so, whether sourcing practices directly or indirectly financed or benefited Armed Groups in the Covered Countries. Under Rule 13p-1, “DRC conflict free” refers to products for which sourcing practices did not directly or indirectly finance or benefit Armed Groups in the Covered Countries. In this Report, Maxwell uses the term “conflict-free” more broadly to refer to suppliers, smelters and refiners that source Conflict Minerals without funding conflict as described above.
Maxwell exercised reasonable due diligence to determine the source and chain of custody of its Conflict Minerals in accordance with the OECD Due Diligence Guidance. These procedures included the following:

•	Formed a steering committee with executive leadership responsible for overseeing the Company’s compliance with Rule 13p-1, including the design and execution of a due diligence plan;

•	Established a Conflict Mineral Policy and published the policy on its publically-available internet site;

•
Determined in-scope suppliers of materials and components that contain or may contain Conflict Minerals and conducted supply chain surveys to assess the usage of Conflict Minerals and to identify the smelter and refiners of Conflict Minerals in the Company’s supply chain;

•	Reviewed and evaluated responses received from in-scope suppliers for completeness and reasonableness and conducted several rounds of follow up on incomplete responses;

•
Evaluated smelting and refining facilities identified in the Company’s supply chains for Conflict Minerals against the list of smelters and refiners that have been designated as “conflict-free” under the Conflict-Free Smelter Program sponsored by the Electronics Industry Citizen Coalition and the Global e-Sustainability Initiative ("EICC-GeSI"); and,

•	Assigned a risk score to each of its suppliers of Conflict Minerals based on mineral sourcing practices in order to determine corrective actions and further due diligence measures to be performed.
For the supply chain surveys described above, Maxwell conducted these surveys utilizing the Conflict Mineral Reporting Template developed by EICC-GeSI. All responses received from suppliers were reviewed and evaluated for reasonableness and completeness and all identified smelters and refiners were checked against the EICC-GeSI list of certified “conflict-free” smelters and refiners to determine whether the facility has been independently certified as “conflict-free”. To date, not all suppliers have responded to Maxwell’s survey, and for those suppliers which did respond, many responses were incomplete in that not all of the indirect suppliers underlying Maxwell’s direct suppliers have provided complete location of origin information for Conflict Minerals. Therefore, the source and chain of custody information for Conflict Minerals included in

1

Maxwell’s products is currently incomplete. Further, to date, very few smelters and refiners have been designated as “conflict-free” under the EICC-GeSI Conflict Free Smelter Program.
Below is a summary of the number of suppliers surveyed for each product line and the responses received to date:

•	For Ultracapacitor products, 83 suppliers were surveyed and approximately 93% of suppliers have provided a survey response.

•	For High-Voltage Capacitor products, 5 suppliers were surveyed and approximately 60% of suppliers have provided a survey response.

•	For Radiation-Hardened Microelectronic products, 74 suppliers were surveyed and approximately 51% of suppliers have provided a survey response.
Identified smelters and refiners and countries of origin for Conflict Minerals included in the Company’s products, to the extent known, are listed in attachment A to this Report.
For the 2014 compliance period, Maxwell plans to continue to execute due diligence measures to determine the source and chain of custody of its Conflict Minerals and to further mitigate the risk that its necessary Conflict Minerals fund conflict in the DRC. Specifically, Maxwell intends to focus on the following procedures:

•	Design risk mitigation measures for high risk suppliers and implement corrective action plans for these suppliers;

•	Consider the inclusion of contractual provisions within certain key supplier agreements requiring these suppliers to meet the standards in our Conflict Minerals Policy; and,

•
Conduct supply chain surveys on the source and chain of custody of Conflict Minerals for the 2014 compliance period with the objective of obtaining current sourcing information for 2014 and improving the completeness of source and chain of custody information for Conflict Minerals in the Company’s products.

2

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Caridad	MEXICO
Gold	Chimet SpA	ITALY
Gold	China Gold International Resources Corp. Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Cookson Sempsa	SPAIN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daeryoung E&C	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dongguan Standard Electronic Material.Co., Ltd.	CHINA
Gold	Dosung Metal	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Echememi Enterprise Corp. (Futures Exchange)	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Guangdong MingFa Precious Metal Co., Ltd.	CHINA
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Group	UNITED STATES
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus USA	UNITED STATES
Gold	Heraeus(zhaoyuan)Metal Materials Co., Ltd.	CHINA
Gold	HMG	GERMANY
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	Jean Goldschmidt International	BELGIUM
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JinBao Electronic Co., Ltd.	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kunshan Jinli Chemical Industry Reagents Co., Ltd.	CHINA
Gold	La Caridad	MEXICO
Gold	LingbaoJinyuan Tonghui	CHINA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Materion Advanced Metals	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies Singapore Pte. Ltd.	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mineração Taboca S.A.	BRAZIL
Gold	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining & Smelting	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MK electron	KOREA, REPUBLIC OF
Gold	N.E. Chemcat Corporation	JAPAN
Gold	Natsuda Sangyo Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ningbo Kangqiang	CHINA
Gold	Nippon Micrometal Corporation	JAPAN
Gold	Ohio Precious Metals	UNITED STATES
Gold	Pan Pacific Copper Co., Ltd.	JAPAN
Gold	PT Timah	INDONESIA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Realized the Enterprise Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sanmenxia Hang Seng Science and Technology, Research and Development Co., Ltd.	CHINA
Gold	Scotia Mocatta	HONG KONG
Gold	Sempsa Joyeria Plateria SA	SPAIN
Gold	Shandong Gold Mining Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shang Hai Gold Trader	CHINA
Gold	Shanghai Gold Exchange	CHINA
Gold	Shenzhen Tiancheng Chemical Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Sojitz	JAPAN

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Standard Bank	HONG KONG
Gold	Sumisho	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tai zhou chang san Jiao electron Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Group	TAIWAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Technic Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Williams/ Williams Brewster	UNITED STATES
Gold	Xiamen Tungsten Co., Ltd.	CHINA
Gold	Xstrata Canada Corporation	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Chengfeng	CHINA
Gold	Yunnan Tin Company Limited	CHINA
Gold	Zhao Yuan Gold Smelter of ZhongJin Gold Corporation	CHINA
Gold	Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Zhaojin refining	CHINA
Gold	Zhaoyuan Gold mine	CHINA
Gold	Zhongshan Public Security Bureau	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd.	CHINA
Tantalum	Changsha Southern	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	BRAZIL
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	ETHIOPIA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Strack Ltd.	JAPAN
Tantalum	Hi-Temp	UNITED STATES

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Tantalum	Jiujiang Jinxin Nonferous Metals Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Kemet Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH	CHINA
Tantalum	Solikamsk	RUSSIAN FEDERATION
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Xiamen Tungsten Co., Ltd.	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	5N PLUS	GERMANY
Tin	AIM	CANADA
Tin	Amalgamated Metals Corporation	UNITED KINGDOM
Tin	American Iron and Metal	CANADA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co., Ltd.	CHINA
Tin	Aoki Lab Ltd.	CHINA
Tin	ATI Metalworking Products	UNITED STATES
Tin	Balver Zinn Josef Jost GmbH & Co.KG	GERMANY
Tin	Bangka	INDONESIA
Tin	Best Metals	BRAZIL
Tin	Butterworth Smelter	MALAYSIA
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	China Tin Smelter Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cookson Alpha Metals(Shenzhen)Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	Coopermetal - Cooperativa Metalúrgica de Rondônia Ltda.	BRAZIL
Tin	CooperSanta	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Daewoo International	KOREA, REPUBLIC OF
Tin	Dongguan Pengchen Ltd. Co.	CHINA
Tin	EM Vinto	BOLIVIA

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Tin	Empresa Metalurgica Vinto	BOLIVIA
Tin	Feinhuette	GERMANY
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Funsur	PERU
Tin	Geiju Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Heraeus Materials Technology GmbH&Co. KG	GERMANY
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Huaxi Guangxi Group	CHINA
Tin	Huichang Jin Shun Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Huichang Shun Tin, Kam Industries, Ltd.	CHINA
Tin	IBF IND Brasileira De Ferroligas Ltda.	BRAZIL
Tin	Indonesian State Tin Corp	INDONESIA
Tin	Indonesian State Tin Corporation	INDONESIA
Tin	Indonesian Tin Ingot	INDONESIA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Kihong T & G	INDONESIA
Tin	Koki Japan	JAPAN
Tin	Kovohute Pribram Nastupnicha, A.S.	CZECH REPUBLIC
Tin	Kundur Smelter	INDONESIA
Tin	Kupol	RUSSIAN FEDERATION
Tin	LingbaoJinyuan tonghui	CHINA
Tin	Linwu Xianggui Smelter Co.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MCP Metal Specialist Inc.	UNITED KINGDOM
Tin	Metallic Resources Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory, Ltd.	CHINA
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Nghe Tin Non-Ferrous Metal	VIETNAM
Tin	Nihon Kagaku Sangyo Co., Ltd.	JAPAN
Tin	Nihon Superior Co., Ltd.	JAPAN
Tin	Nippon Filler Metals Ltd.	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Tin	OMSA	BOLIVIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	SWITZERLAND
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Indra Eramulti Logam Industri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Rohm & Hass	CHINA
Tin	Rui Da Hung	TAIWAN
Tin	SA Minsur	PERU
Tin	Samhwa Non-Ferrous Metal. Inc Co., Ltd.	KOREA, REPUBLIC OF
Tin	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co., Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co.	CHINA
Tin	ShangHai YueQiang Metal Products Co., Ltd.	CHINA
Tin	Singapore LME Tin	SINGAPORE
Tin	Smelting Branch of YunNan Tin Company Limited	CHINA
Tin	Soft Metals Ltda.	BRAZIL
Tin	Solder Coat Co., Ltd.	JAPAN
Tin	Standard Sp z o.o.	POLAND
Tin	Taicang City Nancang Metal Meterial Co., Ltd.	CHINA
Tin	Tanaka Kikinzoku kogyo K.K.	JAPAN
Tin	Thaisarco	THAILAND

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Tin	Tianshui Longbo Business & Trade Co., Ltd.	CHINA
Tin	Tong Ding Metal Company Ltd.	CHINA
Tin	Traxys	FRANCE
Tin	United Smelter	INDONESIA
Tin	Unvertical International(Suzhou)Co., Ltd.	CHINA
Tin	WC Heraeus Hanau	GERMANY
Tin	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia	BRAZIL
Tin	Wilhelm Westmetall	GERMANY
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	CHINA
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei	CHINA
Tin	XiHai	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co., Ltd.	CHINA
Tin	YTMM	CHINA
Tin	YunNan	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	YunXi	CHINA
Tin	Zhuhai Horyison Solder Co., Ltd.	CHINA
Tin	Zhuhai Quanjia	CHINA
Tungsten	A.L.M.T.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Alta Group	UNITED STATES
Tungsten	Altlantic Metals	UNITED STATES
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Beijing Zenith Materials	CHINA
Tungsten	ChangChun up-optech	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	China Minmetals Corp.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co., Ltd.	CHINA
Tungsten	China National Non-Ferrous	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CWB Materials	UNITED STATES
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Exotech Inc.	UNITED STATES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten	CHINA
Tungsten	Ganzhou Seadragon W&Mo Co., Ltd.	CHINA
Tungsten	Global Advanced Metals	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Golden Egret	CHINA
Tungsten	H.C. Starck GmbH	GERMANY

Attachment A

Metal	Listing of Identified Smelters and Refiners	Country of Origin
Tungsten	Hitachi	JAPAN
Tungsten	Hitachi Metals, Ltd.,Yasugi Works	JAPAN
Tungsten	Hunan Chenzhou Mining Group Co.	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	IES Technical Sales	UNITED STATES
Tungsten	Jada Electronic limited (JX Nippon Mining & Matel Co., Ltd.)	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jean Goldschmidt International	BELGIUM
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp.	CHINA
Tungsten	Jiangxi Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co., Ltd.	JAPAN
Tungsten	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tungsten	Kanto Denka Kogyo Co., Ltd.	CHINA
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Kyoritsu Gokin Co., Ltd.	JAPAN
Tungsten	Materion	UNITED STATES
Tungsten	Metallo Chimique	BELGIUM
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Nathan Trotter & Co., Inc.	UNITED STATES
Tungsten	NingHua XingLuoKeng TungSten Mining CO., LID	CHINA
Tungsten	North American Tungsten Corporation Ltd.	CANADA
Tungsten	Plansee	AUSTRIA
Tungsten	Sincemat Co., Ltd.	CHINA
Tungsten	Solar Applied Materials Technology Corp.	TAIWAN
Tungsten	Sumitomo	CANADA
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Sylham	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Tosoh	JAPAN
Tungsten	Triumph Northwest	UNITED STATES
Tungsten	Ulba	KAZAKHSTAN
Tungsten	Williams/ Williams Brewster	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Wort Wayne Wire Die	UNITED STATES
Tungsten	Xiamen Tungsten H.C. Co., Ltd.	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cement Carbide	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA